EXHIBIT 99

SPS Commerce Reports Second Quarter 2019 Financial Results

Company delivers 74th consecutive quarter of topline growth, with 14% growth in recurring revenue over 2018; Announces 2-for-1 Stock Split

MINNEAPOLIS, July 25, 2019 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the second quarter ended June 30, 2019.

Revenue was $68.5 million in the second quarter of 2019, compared to $61.1 million in the second quarter of 2018, reflecting 12% growth in revenue from the second quarter of 2018. Recurring revenue grew 14% from the second quarter of 2018.

Net income in the second quarter of 2019 was $8.8 million or $0.49 per diluted share, compared to net income of $5.4 million or $0.31 per diluted share, in the second quarter of 2018. Non-GAAP income per diluted share was $0.60 compared to non-GAAP income per diluted share of $0.49 in the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 increased 36% to $16.4 million compared to the second quarter of 2018.

“SPS Commerce delivered strong second quarter results driven by continued execution and robust demand for our full-service EDI solutions,” said Archie Black, President and CEO of SPS Commerce.  “With decades of experience working with retailers and suppliers at all stages of their e-commerce journey, we continue to empower our customers to capitalize on e-commerce trends that are revolutionizing the retail landscape.”

“We are pleased with our second quarter performance, and we’d like to congratulate all employees for helping SPS execute on its financial targets and earning recognition from our customers and industry peers for our leading products and solutions,” said Kim Nelson, CFO of SPS Commerce.

Stock Split

In the second quarter of 2019, the SPS Commerce Board of Directors approved a two-for-one split of all outstanding shares of the company’s common stock.

As a result, stockholders will be issued one additional share of SPS stock for each share held on August 8, 2019, known as the record date. The distribution date for the new shares will be August 22, 2019. The stock split will increase the number of shares outstanding from approximately 18.1 million shares to approximately 36.2 million shares.

Guidance

For the third quarter of 2019, revenue is expected to be in the range of $69.7 million to $70.2 million.  Third quarter net income per diluted share is expected to be in the range of $0.37 to $0.39 with fully diluted weighted average shares outstanding of approximately 18.1 million shares, or $0.19 - $0.20 on a split adjusted basis with fully diluted weighted average shares outstanding of approximately 36.2 million shares.  Non-GAAP income per diluted share is expected to be in the range of $0.55 to $0.56, or $0.27 - $0.28 on a split adjusted basis.  Adjusted EBITDA is expected to be in the range of $16.9 million to $17.4 million.  Non-cash, share-based compensation expense is expected to be approximately $3.2 million, depreciation expense is expected to be approximately $2.9 million and amortization expense is expected to be approximately $1.3 million.

For the full year of 2019, revenue is expected to be in the range of $276.6 million to $277.7 million, representing approximately 11% to 12% growth over 2018. Full year net income per diluted share is expected to be in the range of $1.62 to $1.67 with fully diluted weighted average shares outstanding of approximately 18.1 million shares, or $0.81 to $0.84 on a split adjusted basis with fully diluted weighted average shares outstanding of approximately 36.2 million shares.  Non-GAAP income per diluted share is expected to be in the range of $2.30 to $2.35, or $1.15 to $1.18 on a split adjusted basis.  Adjusted EBITDA is expected to be in the range of $67.2 to $68.3 million, representing approximately 31% to 33% growth over 2018. Non-cash, share-based compensation expense is expected to be approximately $14.7 million, depreciation expense is expected to be approximately $11.2 million and amortization expense is expected to be approximately $5.2 million.

Upcoming Conferences

SPS Commerce management will present at the following upcoming investor conferences:

  Oppenheimer 22nd Annual Technology, Internet & Communications Conference in Boston, MA on Tuesday, August 6, 2019 at 1:45 PM E.T.
  Canaccord Genuity 39th Annual Growth Conference in Boston, MA on Wednesday, August 7, 2019 at 8:00 AM E.T.

A webcast of the presentations will be available on the company’s investor relations website at http://investors.spscommerce.com/events.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 2739989 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 74 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period.  SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world, our positioning for the future and our performance for the third quarter and full year of 2019, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2018, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$147,023	$133,859
Short-term investments	51,651	44,537
Accounts receivable, less allowance for doubtful accounts of $1,435 and $1,392, respectively	30,747	27,488
Deferred costs	35,087	34,502
Other current assets	8,265	9,229
Total current assets	272,773	249,615
PROPERTY AND EQUIPMENT, less accumulated depreciation of $46,412 and $41,175, respectively	20,597	20,957
OPERATING LEASE RIGHT-OF-USE ASSET	14,038	—
GOODWILL	70,300	69,658
INTANGIBLE ASSETS, net	20,379	22,741
OTHER ASSETS
Deferred costs	10,441	10,973
Deferred income tax asset	7,627	10,456
Other assets	2,452	1,723
Total assets	$418,607	$386,123
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,708	$4,440
Accrued compensation	15,883	20,415
Accrued expenses	4,964	4,558
Deferred revenue	30,376	25,328
Deferred rent	—	1,781
Operating lease liabilities	3,469	—
Total current liabilities	58,400	56,522
OTHER LIABILITIES
Deferred revenue	2,714	2,512
Deferred rent	—	5,371
Operating lease liabilities	16,890	—
Deferred income tax liability	1,246	1,376
Other non-current liabilities	1,024	1,368
Total liabilities	80,274	67,149
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,971,845 and 17,757,628 shares issued; and 17,468,106 and 17,345,736 outstanding, respectively	18	18
Treasury stock, at cost; 503,739 and 411,892 shares, respectively	(34,645)	(25,679)
Additional paid-in capital	344,250	332,592
Retained earnings	30,870	15,261
Accumulated other comprehensive loss	(2,160)	(3,218)
Total stockholders’ equity	338,333	318,974
Total liabilities and stockholders’ equity	$418,607	$386,123

Subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$68,529	$61,091	$135,463	$120,183
Cost of revenues	23,700	20,402	45,067	40,160
Gross profit	44,829	40,689	90,396	80,023
Operating expenses
Sales and marketing	17,545	18,424	35,467	37,071
Research and development	6,509	5,293	12,701	10,425
General and administrative	10,179	9,974	22,949	20,104
Amortization of intangible assets	1,266	1,033	2,570	2,158
Total operating expenses	35,499	34,724	73,687	69,758
Income from operations	9,330	5,965	16,709	10,265
Other income (expense)
Interest income, net	813	547	1,390	961
Other income (expense), net	240	(168)	193	(322)
Change in earn-out liability	400	—	344	—
Total other income, net	1,453	379	1,927	639
Income before income taxes	10,783	6,344	18,636	10,904
Income tax expense	1,987	928	3,027	2,234
Net income	$8,796	$5,416	$15,609	$8,670

Net income per share
Basic	$0.50	$0.32	$0.89	$0.51
Diluted	$0.49	$0.31	$0.87	$0.50

Weighted average common shares used to compute net income per share
Basic	17,505	17,163	17,488	17,140
Diluted	18,010	17,549	18,003	17,446

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net income	$15,609	$8,670
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	2,634	1,498
Change in earn-out liability	(344)	—
Depreciation and amortization of property and equipment	5,324	4,176
Amortization of intangible assets	2,570	2,158
Provision for doubtful accounts	1,504	985
Stock-based compensation	8,169	6,712
Other, net	(357)	(211)
Changes in assets and liabilities
Accounts receivable	(4,769)	(4,373)
Deferred costs	(56)	(2,621)
Other current and non-current assets	(549)	(710)
Accounts payable	(490)	189
Accrued compensation	(5,210)	(1,464)
Accrued expenses	404	62
Deferred revenue	5,250	6,237
Deferred rent	—	939
Operating leases	(27)	—
Net cash provided by operating activities	29,662	22,247
Cash flows from investing activities
Purchases of property and equipment	(5,351)	(6,481)
Purchases of investments	(44,548)	(52,116)
Maturities of investments	37,725	45,000
Acquisitions of businesses and intangible assets, net of cash acquired	—	(381)
Net cash used in investing activities	(12,174)	(13,978)
Cash flows from financing activities
Repurchases of common stock	(8,966)	(11,869)
Net proceeds from exercise of options to purchase common stock	3,371	5,120
Net proceeds from employee stock purchase plan	1,079	836
Net cash used in financing activities	(4,516)	(5,913)
Effect of foreign currency exchange rate changes	192	(98)
Net increase in cash and cash equivalents	13,164	2,258
Cash and cash equivalents at beginning of period	133,859	123,127
Cash and cash equivalents at end of period	$147,023	$125,385

Subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$8,796	$5,416	$15,609	$8,670
Depreciation and amortization of property
and equipment	2,688	2,093	5,324	4,176
Amortization of intangible assets	1,266	1,033	2,570	2,158
Interest income, net	(813)	(547)	(1,390)	(961)
Income tax expense	1,987	928	3,027	2,234
Stock-based compensation expense	2,875	3,179	8,169	6,712
Other	(400)	-	(461)	-
Adjusted EBITDA	$16,399	$12,102	$32,848	$22,989

Net income	$8,796	$5,416	$15,609	$8,670
Stock-based compensation expense	2,875	3,179	8,169	6,712
Amortization of intangible assets	1,266	1,033	2,570	2,158
Income tax effects of adjustments	(1,723)	(1,027)	(4,366)	(2,180)
Other	(400)	-	(461)	-
Non-GAAP income	$10,814	$8,601	$21,521	$15,360

Shares used to compute non-GAAP income per share
Basic	17,505	17,163	17,488	17,140
Diluted	18,010	17,549	18,003	17,446

Non-GAAP income per share
Basic	$0.62	$0.50	$1.23	$0.90
Diluted	$0.60	$0.49	$1.20	$0.88

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS-F